News Release

Patrick Industries, Inc. Completes Acquisition of Sportech, LLC and Announces Fourth Quarter 2023 Earnings Release and Conference Call Webcast on February 8, 2024

ELKHART, IN, January 24, 2024 – Patrick Industries, Inc. (NASDAQ: PATK) (“Patrick” or the “Company”), a leading component solutions provider for the Outdoor Enthusiast and Housing markets, announced today that it has completed its previously announced $315 million acquisition of Sportech, LLC, a leading designer and manufacturer of high-value, complex component solutions to powersports OEMs, adjacent market OEMs and the aftermarket.
"This acquisition helps to solidify our presence as a key component solutions supplier to the Powersports market and aftermarket, and extends the runway for us to continue to drive our strategic growth plan in alignment with our Outdoor Enthusiast vision," said Andy Nemeth, Chief Executive Officer of Patrick. “We are very excited to officially welcome Sportech to the Patrick family of brands.”
In connection with the acquisition, the Company expects to record one-time, non-recurring pretax charges in the first quarter of 2024 of approximately $7 million related to transaction fees and non-cash purchase accounting adjustments.
Fourth Quarter 2023 Earnings Release and Conference Call Webcast
The Company also announced that it will release its fourth quarter and twelve months 2023 financial results before the market opens on Thursday, February 8, 2024.
Patrick Industries will host a conference call on Thursday, February 8, 2024 at 10:00 a.m. Eastern Time to discuss results and other business matters. Participation in the question-and-answer session of the call will be limited to institutional investors and analysts. The dial-in number for the live conference call is (877) 407-9036. Interested parties are invited to listen to a live webcast of the call on Patrick’s website at www.patrickind.com under “For Investors.” A replay of the conference call will also be available via the Company’s investor relations website.
About Patrick Industries, Inc.
Patrick Industries (NASDAQ: PATK) is a leading component solutions provider for the RV, Marine, Powersports and Housing markets. Founded in 1959, Patrick is based in Elkhart, Indiana, employing approximately 10,000 team members throughout the United States.
Forward-Looking Statements
This press release contains certain statements related to future results, our intentions, beliefs and expectations or predictions for the future, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any projections of financial performance or statements concerning expectations as to future developments should not be construed in any manner as a guarantee that such results or developments will, in fact, occur. There can be no assurance that any forward-looking statement will be realized or that actual results will not be significantly different from that set forth in such forward-looking statement. Information about certain risks that could affect our business and cause actual results to differ from those expressed or implied in the forward-looking statements are contained in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and in the Company's Forms 10-Q for subsequent quarterly periods, which are filed with the Securities and Exchange Commission (“SEC”) and are available on the SEC’s website at www.sec.gov. Each forward-

looking statement speaks only as of the date of this press release, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances occurring after the date on which it is made.
Contact:
Steve O’Hara
Vice President of Investor Relations
oharas@patrickind.com
574.294.7511
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